June 8, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Square
Washington, DC 20549

     RE:  Popular, Inc. Form S-8 Registration Statement
          ---------------------------------------------

Ladies and Gentlemen:

         We are counsel to Popular, Inc. (the "Company") and have acted as co-counsel to the Company in connection with the filing by the Company of its registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act") and the rules and regulations promulgated thereunder (the "Rules and Regulations"). The Registration Statement relates to five (5) million shares of the common stock, par value $6 per share of the Company (the "Company Stock"), which may be allocated to the accounts of eligible employees participant in the respective employee benefit plan (the "Plans") of each of the wholly owned subsidiaries of the Company listed in Exhibit A hereto (the "Subsidiaries"), and interests therein. The Plans are subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         This opinion, given as of the date hereof, is based upon facts and conditions presently known and laws and regulations presently in effect, and is being delivered pursuant to Item 601 of Regulation S-K under the Act as required by Item 20 of the Registration Statement.

         As co-counsel of the Company and in rendering this opinion we have examined the Plan documents and other related written




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Securities and Exchange Commission
June 8, 1999
Page 2


documentation as we have deemed necessary or appropriate to provide a basis for the opinion set forth below. In our examination, we have assumed the conformity to original documents submitted to us as photostatic copies, the genuineness of all signatures and the taking of all required corporate action in relation with the Plans.

         On the basis of the foregoing, we are of the opinion that the provisions of the written documents constituting the Plans are in compliance with the requirements of ERISA pertaining to such provisions.

         We are members of the bar of the Commonwealth of Puerto Rico and the opinion set forth herein is limited to matters governed by the Federal laws of the United States of America. This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement pursuant to the Act and the Rules and Regulations and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Opinions" therein.

                                                Very truly yours,

                                                /s/ PIETRANTONI MENDEZ & ALVAREZ


                                                Pietrantoni Mendez & Alvarez






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Securities and Exchange Commission
June 8, 1999
Page 3

                                                                       EXHIBIT A



                                  POPULAR, INC.
                          WHOLLY OWNED SUBSIDIARIES AND
                          THEIR EMPLOYEE BENEFIT PLANS



         SUBSIDIARY                                  EMPLOYEE BENEFIT PLAN
         ----------                                  ---------------------

Banco Popular de Puerto Rico        Banco  Popular  de  Puerto  Rico  Employees'
                                    Stock Plan (Puerto Rico)

Popular Securities, Inc.            Popular  Securities,  Inc. - Retail  1165(e)
                                    Plan  and   Popular   Securities,   Inc.   -
                                    Institutional 1165(e) Plan,

Popular Mortgage, Inc.              Popular Mortgage, Inc. 1165(e) Plan

Popular Finance, Inc.               Popular Finance,  Inc.  Retirement & Savings
                                    Plan

Popular Leasing &                   Popular Leasing & Rental,  Inc. Retirement &
Rental, Inc.                        Savings Plan